Exhibit 10.9

AMENDMENT TO

RETIREMENT AGREEMENT

THIS AMENDMENT TO RETIREMENT AGREEMENT (“Amendment”) is entered into by and between Trico Marine Services, Inc., a Delaware corporation (the “Company”), and Joseph S. Compofelice (“Director”) as of March 15, 2005.

WHEREAS, the Company and Director have heretofore entered into that certain Retirement Agreement dated as of March 15, 2005 (the “Retirement Agreement”); and

WHEREAS, the Company and Director desire to amend the Retirement Agreement in certain respects in recognition of Director’s services to the Company;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Director hereby agree, effective as of the date first set forth above, that the Retirement Agreement shall be amended as hereafter provided:

1. The following new Section 2.C. shall be added immediately following Section 2.B. of the Retirement Agreement:

C. Voluntary Termination of Services After Two Years: In the event that Director has continuously served as Chairman of the Board for two years following the date of execution of this Agreement, Director voluntarily resigns from service as Chairman of the Board for any reason.

2. The effectiveness and terms of this Amendment shall be subject to the approval of the board of directors of Reorganized TMS (as such term is defined in the Joint Prepackaged Plan of Reorganization of Trico Marine Services, Inc., Trico Marine Assets, Inc., and Trico Marine Operators, Inc. Under Chapter 11 of the Bankruptcy Code, dated November 12, 2004).

3. This Amendment (a) shall supersede any prior agreement between the Company and Director relating to the subject matter of this Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under Director.

4. Except as expressly modified by this Amendment, the terms of the Retirement Agreement shall remain in full force and effect and are hereby confirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

TRICO MARINE SERVICES, INC

By:	/s/ Thomas E. Fairley
Name:	Thomas E. Fairley
Title:	President and Chief Executive Officer

By:	/s/ Joseph S. Compofelice
Name:	JOSEPH S. COMPOFELICE